Exhibit 10.3
SETTLEMENT AGREEMENT BETWEEN TONKIN SPRINGS HOLDING
INC., AND TONKIN SPRINGS MANAGEMENT CO., AND
TONKIN SPRINGS VENTURE LIMITED PARTNERSHIP AND
TONKIN SPRINGS LLC, dated October 31, 2001

THIS SETTLEMENT AGREEMENT (this "Agreement") is
made and entered into effective as of October 31, 2001
and is by and between TONKIN SPRINGS HOLDINGS INC. and
TONKIN SPRINGS MANAGEMENT COMPANY, both Colorado
corporations whose address is 401 Bay Street, Suite
2302, Toronto, Ontario M5H 2Y4, CANADA ("TSHI" and
"TSMC", respectively), TONKIN SPRINGS VENTURE LIMITED
PARTNERSHIP, a Nevada limited partnership whose address
is 2201 Kipling Street, Suite 100, Lakewood, Colorado
80215 ("TSVLP") and TONKIN SPRINGS LLC, a Delaware
limited liability company whose address is 2201 Kipling
Street, Suite 100, Lakewood, Colorado 80215 ("Tonkin
Springs LLC").
RECITALS
A.	Tonkin Springs LLC owns and operates certain
properties situated in Eureka County, Nevada, commonly
referred to as the "Tonkin Springs property" or the
"Tonkin Springs project".  From the inception of
Tonkin Springs LLC in February, 1999 until October 18,
2001, TSHI and TSVLP were the only members of Tonkin
Springs LLC.  Effective October 18, 2001, TSHI withdrew
from Tonkin Springs LLC pursuant to Section 2.3(a) of
the Members' Agreement dated as of February 26, 1999
between TSHI and TSVLP (the "Members' Agreement").
B.	From the inception of Tonkin Springs LLC until
October 18, 2001, TSMC, an Affiliate of TSHI, served as
the Manager of Tonkin Springs LLC.  Effective October
18, 2001, TSMC resigned as the Manager of Tonkin
Springs LLC and was replaced in that capacity by TSVLP.
C.	TSHI and TSVLP have had certain disputes
regarding the obligations and responsibilities of TSHI
in connection with and following its withdrawal from
Tonkin Springs LLC.  The parties desire to enter into
this Agreement in order to resolve such disputes and to
clarify their respective rights, obligations and
liabilities.
NOW THEREFORE, in consideration of the mutual
premises and covenants set forth herein, TSHI, TSVLP
and Tonkin Springs LLC agree as follows:
1.	Upon execution of this Agreement, TSHI shall
pay to TSVLP $45,000, which payment shall constitute
payment to TSVLP of the Monthly Minimum Payment payable
on November 1, 2001, under Section 2.8 of the Members'
Agreement.
2.	Upon execution by the Nevada Division of
Environmental Protection ("NDEP") and TSHI of a
Memorandum of Agreement ("MOA") pursuant to
paragraph 7 below, TSHI will:
a.	Fund the $437,900 increase in the amount
of Tonkin Springs LLC's existing
reclamation bond by direct and immediate
payment of such amount to the Federal
Reserve Bank of Minneapolis, the holder of
the present bond, it being understood that
Tonkin Springs LLC shall be and remain the
sole and exclusive owner of that bond and
any other existing bonds related to the
Tonkin Springs property or Tonkin Springs
project;
b.	Assume costs incurred or to be incurred by
Tonkin Springs LLC in making necessary
repairs to the bioleach liner, up to a
maximum of $25,000.  Such costs shall be
paid by TSHI within ten (10) days after
receipt of invoices and written
documentation reasonably satisfactory to
TSHI evidencing the performance of such
work;
c.	Assume costs incurred or to be incurred by
Tonkin Springs LLC to conduct certain work
to mitigate the TSP-1 acid mine drainage,
up to a maximum of $250,000.  The
specifics of such work program (the
"Mitigation Work Program") are set forth
in Exhibit A attached to and incorporated
into this Agreement.  TSHI shall submit
the Mitigation Work Program in writing for
approval by the NDEP as part of the MOA.
The Mitigation Work Program will be
conducted on behalf of Tonkin Springs LLC
but shall be administered by and conducted
under the direction of SRK Consulting
("SRK"), and will be funded by TSHI up to
a maximum of $250,000.  Upon execution of
the MOA by the NDEP and TSHI, TSHI will
place $250,000 in an escrow account with
the Bank of Nova Scotia in Toronto,
Ontario (the "Escrow Agent").  SRK shall
submit invoices for the conduct of the
Mitigation Work Program, with reasonable
documentation evidencing the performance
of such work, simultaneously to each of
the Escrow Agent, TSHI and TSVLP.  The
Escrow Agent shall pay such invoices
within eleven days after receipt unless
TSHI objects in writing thereto within ten
days after its receipt of an invoice.  In
the event of any such objection by TSHI,
it shall send a copy of same to TSVLP
simultaneously with transmittal to the
Escrow Agent.  Any portion of the escrowed
$250,000 not required to complete the
Mitigation Work Program shall promptly be
refunded to TSHI; and
d.	Pay to TSVLP, on behalf of Tonkin Springs
LLC, the sum of $105,000, as the agreed
upon outstanding balance of other items on
the 2001 operating budget for Tonkin
Springs LLC.  Such sum encompasses and
includes payment to TSVLP of the remaining
$45,000 Monthly Minimum Payment under the
Members' Agreement.
3.	TSHI agrees to provide TSVLP with original
Tonkin Springs LLC files in its possession or control,
and TSHI will instruct TSHI's Affiliates, consultants
and contractors to likewise provide TSVLP with all data
and files in their possession or control which were
acquired or maintained for the benefit of Tonkin
Springs LLC.  All such data will be either left for
TSVLP at the project offices at the Tonkin Springs mine
site or delivered to TSVLP's Lakewood, Colorado
offices.
4.	Except for those obligations of TSHI expressly
set forth above and the Excepted Matters described
below in this paragraph 4, and subject to the
provisions of paragraph 7 below, each of TSVLP and
Tonkin Springs LLC, on behalf themselves and their
Affiliates, hereby irrevocably releases TSHI, TSMC and
their respective officers, directors, shareholders,
employees, agents and upstream Affiliates, including
without limitation Nevada Contact Inc., Sudbury Contact
Mines Ltd. and Agnico-Eagle Mines Ltd. (collectively,
the "First Released Parties") from any and all
obligations and liabilities whatsoever, actual or
contingent, accrued or unaccrued, known or unknown,
which they or any of them may have, now or in the
future, relating to, or arising out of or under Tonkin
Springs LLC, its operations or properties or the
Members' Agreement or Operating Agreement for Tonkin
Springs LLC, and TSVLP and Tonkin Springs LLC, on
behalf of themselves and their respective Affiliates,
also hereby irrevocably waive and release any and all
claims, actions, demands and causes of action, actual
or contingent, accrued or unaccrued, known or unknown,
which they or any of them may have, now or in the
future, against the First Released Parties or any of
them relating to, or arising out of or under Tonkin
Springs LLC, its operations or properties or the
Members' Agreement or Operating Agreement for Tonkin
Springs LLC.  Tonkin Springs LLC and TSVLP each
represents and warrants to the First Released Parties
that they have not transferred or assigned any such
contract rights, claims or causes of action to any
other person or entity.  As used in this Agreement, the
"Affiliates" of a party means all persons and
entities under common control of or with that party.
The release set forth above in this paragraph 4 shall
not apply with respect to any of the following matters
which, as of the date of this Agreement, had not been
disclosed to TSVLP (collectively "Excepted Matters"):
(i) any uncured or outstanding written notices of
violation of any law or regulation received by TSHI or
TSMC from any government entity or agency, other than
notices from the NDEP related to matters described in
paragraphs 2.b and 2.c above and matters addressed in
the NDEP's letter to Tonkin Springs LLC dated September
26, 2001 (a copy of which was provided to Mr. David
Reid of TSVLP); (ii) any uncured or outstanding written
notices of default received by TSHI or TSMC from any
party to any contracts to which Tonkin Springs LLC is a
party; and (iii) all accounts payable of Tonkin Springs
LLC that were due and payable as of October 17, 2001.
5.	Except for TSVLP's indemnification pursuant to
paragraph 6 below and matters covered thereby, and
subject to the provisions of paragraph 7 below, each of
TSHI and TSMC, on behalf of themselves and their
upstream Affiliates, hereby irrevocably waive and
release any and all claims, actions, demands and causes
of action, actual or contingent, accrued or unaccrued,
known or unknown, which they or any of them may have,
now or in the future, against TSVLP and Tonkin Springs
LLC and their respective officers, managers, directors,
shareholders, agents and upstream Affiliates
(collectively, the "Second Released Parties")  or any
of them relating to, or arising out of or under Tonkin
Springs LLC, its operations or properties or the
Members' Agreement or Operating Agreement for Tonkin
Springs LLC.  TSHI and TSMC each represents and
warrants to the Second Released Parties that they have
not transferred or assigned any such contract rights,
claims or causes of action to any other person or
entity.
6.	Pursuant to Section 2.3(a) of the Members'
Agreement, and except with respect to those obligations
of TSHI expressly set forth in paragraphs 2 and 3 of
this Agreement and the Excepted Matters, TSVLP shall
indemnify and hold harmless TSHI, its Affiliates and
TSMC and their respective officers, employees and
agents from and against any and all liabilities,
obligations, claims, responsibilities, actions,
demands, losses, costs and expenses, including but not
limited to costs of litigation and reasonable
attorneys' fees, with respect to, under or arising out
of the Assets, Tonkin Springs LLC, Operations, the
Operating Agreement for Tonkin Springs LLC or the
Members' Agreement.  As used in this Agreement, the
terms "Assets" and "Operations" shall have the same
meaning as assigned in the Members' Agreement.
7.	This Agreement is conditioned upon negotiation
and execution by the NDEP and TSHI of a MOA approving
the Mitigation Work Program and agreeing that, subject
to the performance of TSHI's obligations set forth in
paragraph 2.c above, neither TSHI, TSMC nor any of
their respective upstream Affiliates will have any
liabilities or obligations whatsoever with respect to
the Tonkin Springs project or properties and
irrevocably waiving and releasing any and all claims,
actions and causes of action with respect thereto.  If
the MOA is not executed by the NDEP on or before
December 1, 2001, this Agreement (including any
releases set forth herein) shall be null and void,
provided that TSHI, in its sole discretion, may waive
in writing the requirement and condition of execution
of the MOA by the NDEP.
8.	This Agreement shall not be modified or
amended except by a written instrument executed by all of the parties hereto. No waiver of any term, condition or provision of this Agreement shall be effective or binding except pursuant to a written and specific waiver executed by the party to be bound thereby. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without reference to its conflict or choice of law rules or principles. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Evidence of execution of this Agreement may be provided by facsimile transmission, with hard copy of the original execution to follow.
IN WITNESS WHEREOF and intended to be legally bound, the parties have executed this Agreement as of the date first above written.

TONKIN SPRINGS HOLDINGS INC.

By:	Ebe Scherkus
Position:	President

TONKIN SPRINGS MANAGEMENT COMPANY

By:	Ebe Scherkus
Position:	President

TONKIN SPRINGS VENTURE LIMITED PARTNERSHIP

By:  Tonkin Springs Gold
Mining Company, its General Partner

By:	William W. Reid
Position:	President

TONKIN SPRINGS LLC

By:  Tonkin Springs
Venture Limited Partnership, its Manager

By:  Tonkin Springs Gold Mining Company,
its General Partner

By:	William W. Reid
Position:	President